EXHIBIT 99.1

LOOP ANNOUNCES TRANSITION IN CFO POSITION

MONTREAL (CANADA)/ ACCESSWIRE /DECEMBER 22, 2022: Loop Industries, Inc. (Nasdaq: LOOP) (the “Company” or “Loop”), a clean technology company whose mission is to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today announced a transition in the position of CFO. This change is announced in conjunction with other operational and strategic initiatives which are communicated today in a separate press release.

Effective December 30, 2022, Drew Hickey will leave the Company to pursue other opportunities and Nicolas Lafond is appointed Interim Chief Financial Officer, while the Company evaluates its longer-term needs for this role as it pursues the next stage of its strategic development.

Mr. Lafond currently serves as the Company’s Director of Finance. Mr. Lafond is a Canadian CPA who joined Loop from public accounting in 2017. During his tenure with Loop, Mr. Lafond has assumed increasing responsibilities within the Company, including corporate affairs and Board matters in addition to financial reporting. Loop's Finance department is also well supported by Mike De Notaris, Vice President Corporate Development.

Daniel Solomita, Loop’s Founder and CEO, and the entire Board of Directors wish to express their full confidence in Mr. Lafond in his new role and thank Drew Hickey for his contributions to the Company.

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ PET plastic and polyester fiber can be recycled infinitely without degradation of quality, successfully closing the plastic loop. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

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Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of Loop’s technology and products, (ii) Loop’s status of relationship with partners, (iii) development and protection of Loop’s intellectual property and products, (iv) industry competition, (v) Loop’s need for and ability to obtain additional funding relative to its current and future financial commitments, (vi) engineering, contracting and building Loop’s planned manufacturing facilities, (vii) Loop’s ability to scale, manufacture and sell its products in order to generate revenues, (viii) Loop’s proposed business model and its ability to execute thereon, (ix) adverse effects on Loop’s business and operations as a result of increased regulatory, media or financial reporting scrutiny and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of additional variants of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of Loop’s employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, (xi) the outcome of the current SEC investigation or recent class action litigation filed against Loop, (xii) Loop’s ability to hire and/or retain qualified employees and consultants and (xiii) other factors discussed in Loop’s subsequent filings with the Securities and Exchange Commission (“SEC”). More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Investor Relations:

Kevin C. O’Dowd, Vice-President Communications & Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

Media Inquiries:

Andrea Kostiuk, VP Marketing & Communications

Loop Industries, Inc.

+1 (450) 951-8555

akostiuk@loopindustries.com

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